Exhibit 5.3

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP AV. BRIGADEIRO FARIA LIMA, 3311 7° ANDAR 04.538-133 SÃO PAULO - SP - BRAZIL TEL: +55 11 3708 1820 FAX: +55 11 3708 1845 www.skadden.com October 8, 2009	AFFILIATE OFFICES

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Embraer – Empresa Brasileira de Aeronáutica S.A. Avenida Brigadeiro Faria Lima, 2170 12227-901 São José dos Campos, SP, Brazil

Embraer Overseas Limited

Walkers House, PO BOX 908GT

Mary Street, George Town, Grand Cayman, Cayman Islands 2

Re: Embraer Overseas Limited 6.375% Notes Due 2020

Ladies and Gentlemen:

We have acted as special United States counsel to Embraer – Empresa Brasileira de Aeronáutica S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (“Embraer”), and Embraer Overseas Ltd., an exempted company incorporated with limited liability under the law of the Cayman Islands (“Embraer Overseas”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3, as amended by the Post-Effective Amendment No. 1 thereto (the “Registration Statement”) relating to the offering of US$500,000,000 6.375% Notes due 2020 of Embraer Overseas guaranteed by Embraer (the “Securities”). The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the Registration Statement;

(b) an executed copy of the Indenture, dated as of October 8, 2009 (the “Base Indenture”), and the First Supplemental Indenture, dated as of October 8, 2009 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case among the Company, the Guarantor and the Bank of New York Mellon (the “Trustee”), (pursuant to the Indenture, Embraer has irrevocably and unconditionally guaranteed all of Embraer Overseas’ obligations under the Securities (the “Guarantees”));

October 8, 2009

Embraer – Empresa Brasileira de Aeronáutica S.A.

Embraer Overseas Limited

(c) an executed copy of the Underwriting Agreement - Basic Provisions, dated October 1, 2009 (the “Underwriting Agreement - Basic Provisions”), and the Terms Agreement, dated October 1, 2009 (the “Terms Agreement” and, together with the Underwriting Agreement Basic Provisions, the “Underwriting Agreement”), in each case among Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, the Company and the Guarantor;

(d) the global certificate evidencing the Securities and the Guarantees;

(e) an executed copy of the Cross-Receipt by which Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated have acknowledged receipt of the Securities, and the Company has acknowledged receipt of funds representing payment in full for the Securities.

We have also examined originals or copies certified or otherwise identified to our satisfaction of all such corporate records of Embraer and Embraer Overseas and such other instruments and other certificates of public officials, officers and representatives of Embraer and Embraer Overseas and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Securities are valid, binding and enforceable obligations of Embraer Overseas, entitled to the benefits of the Indenture.

2. The Guarantee is a valid, binding and enforceable obligation of Embraer, entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Embraer or Embraer Overseas, (a) we have assumed that each of Embraer and Embraer Overseas, as the case may be, and each other party to such agreement or obligation has

October 8, 2009

Embraer – Empresa Brasileira de Aeronáutica S.A.

Embraer Overseas Limited

satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Embraer or Embraer Overseas regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the Indenture and the Securities), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We have further assumed that (i) the terms of the Securities and the Guarantees will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Embraer or Embraer Overseas, (ii) the Indenture has been duly authorized, executed and delivered by Embraer Overseas, Embraer and the Trustee, (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the parties thereto, and (iv) Embraer Overseas has authorized the offering and issuance of the Securities and has authorized, approved and established the final terms and conditions thereof.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

In addition, we note that (a) the enforceability in the United States of the waiver in Section 1.14 of the Base Indenture by each of Embraer and Embraer Overseas of any immunities from court jurisdiction and from legal process is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976 and (b) the designation in Section 1.14 of the Indenture of the U.S. federal courts located in the Borough of Manhattan, City of New York as the venue for actions or proceedings relating to the Indenture, the Securities and the Guarantee is (notwithstanding the waiver in Section 1.14) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.

We express no opinion as to the enforceability of Section 10.8 of the Indenture providing for indemnification by Embraer Overseas and Embraer of the Trustee and the holders of Securities against any loss in obtaining the currency due to the Trustee or such holders of Securities from a court judgment in another currency.

October 8, 2009

Embraer – Empresa Brasileira de Aeronáutica S.A.

Embraer Overseas Limited

In addition, we note that the waiver of defenses relating to the Guarantee in Article 12 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute).

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters” as counsel for Embraer and Embraer Overseas who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP